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                                  LAUDUS TRUST

                                POWER OF ATTORNEY

     I, the undersigned trustee and/or officer of Laudus Trust, a Massachusetts business trust, (the "Trust"), do hereby constitute and appoint Catherine MacGregor, Shelley A. Harding, Christine Pierangeli, Richard W. Grant, Timothy
W. Levin, and Sean Graber, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, the Registration Statement of the Trust on Form N-14 with regard to the reorganization of the Laudus Rosenberg U.S. Large Capitalization Growth Fund into the Laudus Rosenberg U.S. Large Capitalization Fund and any and all Amendments to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

     WITNESS my hand on the date set forth below.


/s/ Jeffrey Mortimer                       Date: January 8, 2009
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Jeffrey Mortimer
Chief Executive Officer,
Chief Investment Officer & President